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                                                                   EXHIBIT 3.(4)

                                    BY-LAWS
                                      OF
                                TAMBRANDS INC.
                                --------------
                      as amended through January 31, 1995
                                   ARTICLE I
                                 STOCKHOLDERS.
                                 ------------

          Section 1. The annual meeting of the stockholders of the Corporation shall be held, at such time and at such place within or without the State of Delaware as may be fixed by the Board of Directors from time to time, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any
                                 ---
supplement thereto) given by or at the direction of the Board of Directors, (b)
                                                                            ---
otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a
                       ---
stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1. For business to be properly brought before an annual meeting by a stockholder, if such business is related to the election of directors of the Corporation, the procedures in Article II, Section 9 of these By-Laws must be complied with. If such business relates to any other
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matter, the stockholder must have given timely notice thereof in writing to the
Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Such stockholder's notice shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description
                                                        ---
of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice
                                 ----
and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, the Chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 1 and Article II, Section 9, "public announcement" shall mean disclosure in a press release reported by the

                                      -2-
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Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this
Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 2. Special meetings of the stockholders may be held only upon call of the Board of Directors or of the Executive Committee or of the Chairman of the Board or of the President, at such time and at such place within or without the State of Delaware as may be fixed by the Board of Directors or by the Executive Committee or by the Chairman of the Board or by the President, as the case may be, and as may be stated in the notice setting forth such call.
Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such special meeting of stockholders.

          The purpose or purposes of any special meeting of stockholders shall be set forth in the notice of meeting, and, except as otherwise required by law or by the Certificate of Incorporation, no business shall be transacted at any special meeting of stockholders other than the items of business stated in the notice of meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, the Chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

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          Section 3.  Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed not less than ten days nor more than 60 days prior to such meeting to each stockholder of record entitled to vote thereat, who shall have furnished a written address to the Secretary of the Corporation for the purpose. Such further notice shall be given as may be required by law. Meetings may be held without notice, if all stockholders entitled to vote are present, or if notice is waived by those not present.

          Section 4. The holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, and entitled to vote, present in person or by proxy shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. Whether or not a quorum is present at the meeting, the Chairman of the meeting or the holders of a majority of such shares so present or represented may adjourn the meeting from time to time. The stockholders present at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to constitute the remaining stockholders less than a quorum.

          Section 5. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither of them is present, by a Vice President, or, if neither the Chairman of the Board, the President nor a Vice President is present, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, or, if neither the Secretary nor an Assistant Secretary is present, then the meeting shall choose its Secretary.

          Section 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

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          Section 7.  Unless otherwise provided by express provision of applicable law, the Certificate of Incorporation or these By-Laws, all matters to be decided at a meeting of stockholders shall be by the vote of a majority of the shares present, either in person or by proxy, that are entitled to vote at such meeting, except that the election of directors shall be by a plurality of votes cast. At all elections of directors by the stockholders the voting shall be by ballot. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of such meeting shall appoint one or more inspectors to act at such meeting. No director or candidate for the office of director shall be appointed as such inspector. Each inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability, shall make a certificate of the result of the vote taken after the balloting, and shall have such other duties as are prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

          Section 8. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent, which is the subject of Article I, Section 9 of these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of any such

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meeting, nor more than 60 days prior to any other such action.  A determination of the stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 9. (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may, subject to the provisions of this Section 9, be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

          (c) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary of the Corporation shall, as promptly as practicable, direct the Chairman or

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the President to call a special meeting of the Board of Directors to be held as promptly as practicable, but in any event not more than 10 days following the date of receipt of such a request. At such a meeting, the Board of Directors shall fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than 10 days after the date that the resolution fixing the record date is adopted by the Board of Directors. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Corporation are then listed or, if the securities of the Corporation are not listed on a stock exchange, then notice of the record date shall be published in accordance with the rules and policies of the National Association of Securities Dealers Automatic Quotation National Market System. If no record date has been so fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If no date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          (d) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage inspectors for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting

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shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take actions specified in the consents and certified such determination for entry in the records of the Corporation for the purpose of recording the proceedings of meetings of the stockholders.

          (e) For purposes of this Section 9, delivery to the Corporation shall be effected by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                  ARTICLE II
                                  DIRECTORS.
                                  ---------

          Section 1. The number of directors shall be fixed by the Board of Directors from time to time by appropriate resolution, provided that the number of directors shall not be less than three. A director shall hold office until his successor is elected and has qualified. A director need not be a stockholder. One-third of the total number of directors shall constitute a quorum for the transaction of business, provided that a quorum shall never be less than two directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The Board of Directors may designate the Chairman of the Board as an officer.

          Section 2. Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, increase in the number of directors, or otherwise, it shall be filled by a majority of the remaining directors, though less than a quorum, and the person so chosen shall hold office for the unexpired term of the director whom he will have succeeded, or in a case of the increase of the number of directors, the person so chosen shall

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hold office until his successor is elected and has qualified.

          Section 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held.

          Special meetings of the Board of Directors may be called at any time by or at the direction of the Board of Directors itself, the Executive Committee, the Chairman of the Board or the President or, in the event of the absence or disability of the Chairman and the President, by or at the direction of the Secretary by oral, telegraphic or written notice to each director, duly served or sent at least 24 hours before such meeting or, if mailed, mailed no later than the fourth calendar day before such meeting. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting, in writing.

          Section 4. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of the Chairman or the President and such number of other directors (not less than two) as the Board may from time to time determine, which Committee shall have, and may exercise when the Board is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, may declare a dividend or dividends, may authorize the issuance of stock and may adopt a certificate of ownership and merger pursuant to Section 253 (or its successor provision) of the Delaware General Corporation Law; but the power and authority of the Executive Committee shall be subject to the provisions of Section

                                      -9-
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141(c) (or its successor provision) of the Delaware General Corporation Law and any other applicable statute.

          The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. The Board shall have the power at any time to change the membership of the Executive Committee, or to fill vacancies in it, or to dissolve it. The Executive Committee may make such rules for the conduct of its business as it shall from time to time deem necessary or appropriate. A majority of the members of the Executive Committee shall constitute a quorum.

          Section 5. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, appoint one or more other Committees in addition to the Executive Committee, each consisting of one or more of the directors of the Corporation, which shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as shall be conferred by the resolution appointing it, and which, in furtherance thereof, may authorize the seal of the Corporation to be affixed to all papers which may require it; but the power and authority of any such Committee shall be subject to the provisions of Section 141(c) (or its successor provision) of the Delaware General Corporation law and any other applicable statute.

          The Board may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member at any meeting of such Committee. The Board shall have the power at any time to change the membership of any such Committee, or to fill vacancies in it, or to dissolve it. Any such Committee may make such rules for the conduct of its business as it shall from time to time deem necessary or appropriate. Except as may be otherwise provided by resolution of the Board, a majority of the members of any such Committee, composed of more than two members, shall constitute a quorum.

          Section 6.  Each director who is not also an officer of the Corpo-

                                      -10-
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ration shall receive as compensation for all his or her services as a Director, an annual fee plus an additional fee for attendance at each meeting of the Board of Directors and each meeting of any committee of the Board of which he or she is a member, each such fee to be in such amount as may from time to time be fixed by resolution of the Board. Directors who are also officers shall receive no additional compensation for their services as Directors of the Corporation.

          Section 7. The Board of Directors may (but need not) elect one of the directors as Chairman of the Board, but a director so elected shall not be an officer or employee of the Corporation, and shall not exercise the functions of an officer, unless expressly so designated as provided in Section 1 of Article
III. The Chairman of the Board shall serve until the meeting of the Board next following the ensuing annual meeting of stockholders but may be removed at any time by the affirmative vote of a majority of the members of the Board then in office.

          Section 8. Each director shall retire from the Board not later than the date of the annual meeting of the stockholders of the Corporation next following his or her 72nd birthday.

          Section 9.  Nomination of Directors.  (a)  Only persons who are
                      -----------------------
nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who was a stockholder of record at the time of giving of notice provided for in this Section 9 and who complies with the notice procedures set forth in this Section 9. Any such nomination by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely notice for an annual meeting, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 60 days nor

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more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Article I, Section 1) of the date of such meeting is first made. Notwithstanding anything in the foregoing sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. Such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the number of shares of stock of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in connection with the solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); and
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on

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whose behalf the nomination is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. The

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Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and in that event the defective nomination shall be disregarded. In addition to the provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

                                  ARTICLE III
                                   OFFICERS.
                                   --------

          Section 1. The Board of Directors as soon as may be after the election held in each year shall choose a President of the Corporation, one or more Vice Presidents, a Secretary and a Treasurer. One or more of the Vice Presidents may be designated Executive Vice President, and one or more of the Vice Presidents may be designated Senior Vice President. The Board of Directors or the Executive Committee may from time to time appoint such additional Vice Presidents, such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as it may deem proper and may fill vacancies in any office. The office of Secretary and Treasurer may be held by the same person and a Vice President of the Corporation may be either the Secretary or the Treasurer. The President shall be chosen from the directors. The Board of Directors may at any time choose a Chairman of the Board.

          Section 2. The term of office of all officers shall be one year, or until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Board then in office.

          Section 3. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or by the Executive Committee. The Treasurer and the Assistant

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Treasurers may be required to give bond for the faithful discharge of their duties, in such form and with such surety or sureties as the Board of Directors may from time to time prescribe.

                                  ARTICLE IV
                               INDEMNIFICATION.
                               ---------------

          Section 1.  Nature of Indemnity.  The Corporation shall indemnify any
                      -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys'
fees), judgments, fines, excise taxes or penalties (including those payable under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, except to the extent prohibited by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), provided, however, that, except as provided
                                     --------  -------
in Section 5 of this Article IV,

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the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

          The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in accordance with any applicable standard of conduct under the Delaware General Corporation Law making it permissible for the Corporation to indemnify the claimant for the amount claimed.

          Section 2.  Successful Defense.  To the extent that a director,
                      ------------------
officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 3.  Determination That Indemnification Is Proper.  Any
                      --------------------------------------------
indemnification of a director or officer of the Corporation under Section 1 of this Article IV (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct or because indemnification would otherwise be prohibited under the Delaware General Corporation Law. Any indemnification of an employee or agent of the Corporation under Section 1 of this Article IV (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct and indemnification is not otherwise prohibited. Any such determination shall be made (a) if requested by the indemnitee, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (b) if no request is made by

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

the indemnitee for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable, or even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (iii) by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the indemnitee, Independent Counsel shall be selected by the indemnitee unless the indemnitee shall request that such selection be made by the Board of Directors, in which event Independent Counsel shall be selected by the Board of Directors. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be made within 10 days after such determination. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the indemnitee is entitled to indemnification under this Article IV, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. For purposes of this Section 3, "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the indemnitee, and "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the indemnitee in any matter material to either such party, or (b) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights under this Article IV.

          Section 4.  Advance Payment of Expenses.  Expenses (including
                      ---------------------------

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

attorney's fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer or employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          Section 5.  Procedure for Indemnification of Directors and Officers.
                      -------------------------------------------------------
Any indemnification of a director or officer of the Corporation under Sections 1 and 2 of this Article IV, or advance of costs, charges or expenses to a director or officer under Section 4 of this Article IV, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification or advances pursuant to this Article IV is required, and the Corporation fails to respond within 30 days to a written request therefor, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnification or advances, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article IV shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a

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

defense to any such action (other than an action brought to enforce a claim for advance of costs, charges and expenses under Section 4 of this Article IV where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the applicable standard of conduct or that indemnification is otherwise prohibited under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, Independent Counsel and the Corporation's stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, Independent Counsel and the Corporation's stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 6.  Survival; Preservation of Other Rights.  The foregoing
                      --------------------------------------
provisions of this Article shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such contract may not be modified retroactively without the consent of such director, officer, employee or agent.

          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such a person and shall continue as to a person who has ceased to be a director, officer, employee or agent.

          The Corporation may, upon a vote of a majority of the directors, enter into an indemnity agreement with any director, officer, employee or agent of the Corporation providing for the maximum right to indemnification permissible under the applicable laws of the State of Delaware.

          Section 7.  Insurance.  The Corporation shall purchase and maintain
                      ---------
insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IV, provided that such insurance is available on
                                   --------
acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

          Section 8.  Savings Clause.  If this Article or any portion hereof
                      --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

          Section 9.  Amendments.  This Article may be amended solely by the
                      ----------
affirmative vote of (i) a majority of the Board of Directors, but only to the extent that such amendment would permit the Corporation to provide broader indemnification rights than were provided hereby immediately prior to such amendment, or (ii) the holders of 75% or more of the outstanding shares of

Common Stock of the Corporation.

                                   ARTICLE V
                            CERTIFICATES OF STOCK.
                            ---------------------

          Section 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

          Section 2. The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be countersigned and registered in such manner, if any, and sealed as the Board of Directors or the Executive Committee may by resolution prescribe.

                                  ARTICLE VI
                              CHECKS, NOTES, ETC.
                              ------------------

          All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee.

                                  ARTICLE VII
                                   OFFICES.
                                   -------

          The Corporation and the stockholders and the directors may have

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

offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors or the Executive Committee.



                                 ARTICLE VIII
                                  AMENDMENTS.
                                  ----------

          The By-Laws of the Corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change is given in the notice of the meeting.

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